UNITEDSTATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 25, 2007

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code	847/455-7111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

  Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On Thursday, January 25, 2007, Mr. G. Thomas McKane stepped down as Chairman of the Board of
A. M. Castle & Co. and announced that he would retire from A. M. Castle & Co.’s Board of Directors on April 26, 2007, at the Annual Meeting of Stockholders.

The Board elected Mr. John McCartney to the position of Chairman of the Board. Mr. McCartney has been a member of the registrant’s Board of Directors since 1998.

Mr. McKane’s announced retirement and Mr. McCartney’s election are part of the registrant’s on-going succession planning which was implemented one year ago.

(d)	On Thursday, January 25, 2007 the Board of Directors elected Ms. Ann M. Drake as a director of A. M. Castle & Co.

Ms. Drake is the CEO of DSC Logistics, Inc., a privately held supply chain management company. Ms. Drake has served as CEO of DSC Logistics, Inc. for the last ten years.

  Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in
  Fiscal Year

On Thursday, January 25, 2007, the registrant amended its by-laws to increase the size of its board to eleven (11). A copy of the amendment is attached as Exhibit 3.

     Exhibits:

     Correspondence - Press Release
     Exhibit 3 - Amendment to By-Laws

A. M. CASTLE & CO.

/s/ Jerry M. Aufox
Jerry M. Aufox Secretary